Exhibit 99.1

Reconciliation of Pretax Income from Continuing Operations to EBITDA by Segment

	Community	Commercial			Corporate
	Development	Real Estate	Land Sales	Forestry	and Other	Consolidated
For the Quarter Ended March 31, 2004
Pretax income before equity in (loss) income of unconsolidated affiliates, income taxes, and minority interest	$9.1	$1.4	$18.8	$2.7	$(11.2)	20.8
Plus:
Depreciation & amortization	2.4	4.8	0.1	1.1	1.0	9.4
Interest expense	1.5	2.0	—	—	1.3	4.8
Equity in income (loss) of unconsolidated affiliates	1.1	(0.4)	—	—		0.7
Less:
Minority interest	(0.1)	(0.1)	—	—		(0.2)

EBITDA	$14.0	$7.7	$18.9	$3.8	$(8.9)	35.5

For the Quarter Ended March 31, 2003
Pretax income before equity in (loss) income of unconsolidated affiliates, income taxes, and minority interest	$12.4	$3.3	$17.6	$1.9	$(8.1)	27.1
Plus:
Depreciation & amortization	1.7	3.1	0.1	1.0	0.7	6.6
Interest expense	1.5	1.9	—	—	1.3	4.7
Equity in income (loss) of unconsolidated affiliates	(3.9)	0.2	—	—	—	(3.7)
Less:
Minority interest	(0.3)	—	—	—	—	(0.3)

EBITDA	$11.4	$8.5	$17.7	$2.9	$(6.1)	34.4